EXHIBIT 99.1
LGI Homes, Inc. Reports Fourth Quarter and Full Year 2022 Results and Issues Guidance for 2023
THE WOODLANDS, Texas, February 21, 2023 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the fourth quarter and year ended December 31, 2022.
“We are pleased to announce our fourth quarter and full year financial results,” said Eric Lipar, the Company’s Chief Executive Officer and Chairman of the Board. “Thanks to our employees’ dedicated execution in 2022, we delivered a number of notable successes along with record breaking profitability metrics for the full year.”
“We closed 1,448 homes in the fourth quarter, resulting in full year closings of 6,621 homes, full year revenues of $2.3 billion and one of our most profitable years ever. Our full year gross margin was 28.1%, adjusted gross margin was 29.2%, pre-tax net income margin was 18.1% and net income margin was 14.2%. Each of these metrics was a new Company record. We continued to right-size our inventory, reducing our owned and controlled lots by 21.7% and ending the year with approximately 3,300 homes in vertical construction and completed inventory. Finally, we remained focused on our balance sheet, ending the year with a net-debt-to-capitalization ratio of 39.8%, representing a 250 basis point decrease from the third quarter of 2022 and our lowest ratio of the year.”
Mr. Lipar concluded, “We enter 2023 with tempered optimism. Recent lead and sales trends have been very positive. In the first eight weeks of the year, our retail net orders pace has been 7.2 homes per active community, compared to 2.9 in the fourth quarter of 2022. However, mortgage rates are again rising and the Fed’s interest rate path is still uncertain. Therefore, our focus remains on what we control – driving leads through marketing, controlling input costs, starting affordable, move-in ready homes at a disciplined pace and maintaining our strong balance sheet while investing to support our future growth.”
Fourth Quarter 2022 Highlights and Comparisons to Fourth Quarter 2021
•Net Income decreased 69.3% to $34.1 million, or $1.46 basic EPS and $1.45 diluted EPS
•Net Income Before Income Taxes decreased 67.3% to $46.9 million
•Home Sales Revenues decreased 39.0% to $488.3 million
•Home Closings decreased 42.7% to 1,448 homes
•Average Sales Price Per Home Closed increased 6.3% to $337,198
•Gross Margin as a Percentage of Homes Sales Revenues decreased 570 basis points to 20.7%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues decreased 550 basis points to 22.1%
Full Year 2022 Highlights and Comparisons to Full Year 2021
•Net Income decreased 24.0% to $326.6 million, or $13.90 basic EPS and $13.76 diluted EPS
•Net Income Before Income Taxes decreased 23.0% to $418.1 million
•Home Sales Revenues decreased 24.4% to $2.3 billion
•Home Closings decreased 36.6% to 6,621 homes
•Average Sales Price Per Home Closed increased 19.2% to $348,052
•Gross Margin as a Percentage of Homes Sales Revenues increased 130 basis points to 28.1%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 100 basis points to 29.2%
•Owned Lots decreased to 58,720 and Controlled Lots decreased to 13,184 for Total Owned and Controlled lots of 71,904 at December 31, 2022
•Active Selling Communities at December 31, 2022 decreased 2.0% to 99

•Ending Backlog at December 31, 2022 decreased 65.8% to 702 homes
•Ending Backlog Value at December 31, 2022 decreased 61.8% to $252.0 million
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet
•892,916 shares of common stock repurchased during 2022 at an average price per share of $106.49 for an aggregate amount of $95.1 million
•Total liquidity of $268.6 million at December 31, 2022, including cash and cash equivalents of $32.0 million and $236.6 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 39.8% at December 31, 2022
Full Year 2023 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following guidance for the full year 2023. The Company expects:
•Home closings between 6,000 and 7,000
•Active selling communities at the end of 2023 between 115 and 125
•Average sales price per home closed between $335,000 and $350,000
•Gross margin as a percentage of home sales revenues between 21.0% and 23.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 22.5% and 24.5% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 11.5% and 12.5%
•Effective tax rate between 23.5% and 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2023 are similar to those experienced to date in 2023 and that the average sales price per home closed, construction costs, availability of land and land development costs in the remainder of 2023 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, February 21, 2023 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.

About LGI Homes, Inc.
LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes. As one of America’s fastest growing companies, LGI Homes has a notable legacy of more than 19 years of homebuilding excellence, over which time it has closed more than 50,000 homes and has been profitable every year. Headquartered in The Woodlands, Texas, LGI Homes has operations across 35 markets in 20 states and, since 2018, has been ranked as the 10th largest residential builder in the United States based on units closed. Nationally recognized for its quality construction and exceptional customer service, LGI Homes’ commitment to excellence extends to its more than 900 employees, earning the Company numerous workplace awards at the local, state and national level, including Top Workplaces USA’s 2022 Cultural Excellence Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2023 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and subsequent filings by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 when it is filed with the SEC. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$31,998	$50,514
Accounts receivable	25,143	57,909
Real estate inventory	2,898,296	2,085,904
Pre-acquisition costs and deposits	25,031	40,702
Property and equipment, net	32,997	16,944
Other assets	93,159	81,676
Deferred tax assets, net	6,186	6,198
Goodwill	12,018	12,018
Total assets	$3,124,828	$2,351,865

LIABILITIES AND EQUITY
Accounts payable	$25,287	$14,172
Accrued expenses and other liabilities	340,128	136,609
Notes payable	1,117,001	805,236
Total liabilities	1,482,416	956,017

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,245,278 shares issued and 23,305,806 shares outstanding as of December 31, 2022 and 26,963,915 shares issued and 23,917,359 shares outstanding as of December 31, 2021	272	269
Additional paid-in capital	306,673	291,577
Retained earnings	1,690,489	1,363,922
Treasury stock, at cost, 3,939,472 shares and 3,046,556 shares, respectively	(355,022)	(259,920)
Total equity	1,642,412	1,395,848
Total liabilities and equity	$3,124,828	$2,351,865

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Home sales revenues	$488,262	$801,076	$2,304,455	$3,050,149

Cost of sales	387,227	589,359	1,657,855	2,232,115
Selling expenses	33,323	42,555	144,928	170,005
General and administrative	26,908	27,852	111,565	100,331
Operating income	40,804	141,310	390,107	547,698
Loss on extinguishment of debt	—	—	—	13,976
Other income, net	(6,049)	(2,074)	(28,009)	(9,053)
Net income before income taxes	46,853	143,384	418,116	542,775
Income tax provision	12,738	32,081	91,549	113,130
Net income	$34,115	$111,303	$326,567	$429,645
Earnings per share:
Basic	$1.46	$4.61	$13.90	$17.46
Diluted	$1.45	$4.53	$13.76	$17.25

Weighted average shares outstanding:
Basic	23,291,372	24,142,096	23,486,465	24,607,231
Diluted	23,513,303	24,564,428	23,730,770	24,908,991

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Home sales revenues	$488,262	$801,076	$2,304,455	$3,050,149
Cost of sales	387,227	589,359	1,657,855	2,232,115
Gross margin	101,035	211,717	646,600	818,034
Capitalized interest charged to cost of sales	5,411	7,828	20,276	37,546
Purchase accounting adjustments (1)	1,399	1,754	6,869	4,964
Adjusted gross margin	$107,845	$221,299	$673,745	$860,544
Gross margin % (2)	20.7%	26.4%	28.1%	26.8%
Adjusted gross margin % (2)	22.1%	27.6%	29.2%	28.2%

(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count and Average Monthly Absorption Rates by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended December 31, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$204,444	634	$322,467	33.7	6.3
Southeast	126,830	386	328,575	23.0	5.6
Northwest	32,976	73	451,726	8.3	2.9
West	56,365	153	368,399	12.3	4.1
Florida	67,647	202	334,886	17.0	4.0
Total	$488,262	1,448	$337,198	94.3	5.1

	Three Months Ended December 31, 2021
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$328,191	1,118	$293,552	36.0	10.4
Southeast	152,311	548	277,940	25.0	7.3
Northwest	137,594	290	474,462	11.0	8.8
West	98,666	266	370,925	11.7	7.6
Florida	84,314	304	277,349	20.0	5.1
Total	$801,076	2,526	$317,132	103.7	8.1

	Year Ended December 31, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$1,011,844	3,094	$327,034	31.9	8.1
Southeast	455,340	1,404	324,316	21.5	5.4
Northwest	253,416	502	504,813	8.5	4.9
West	300,968	751	400,756	11.5	5.4
Florida	282,887	870	325,157	18.5	3.9
Total	$2,304,455	6,621	$348,052	91.9	6.0

	Year Ended December 31, 2021
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$1,252,782	4,665	$268,549	36.5	10.7
Southeast	594,742	2,279	260,966	25.6	7.4
Northwest	510,497	1,166	437,819	11.1	8.8
West	351,219	995	352,984	11.4	7.3
Florida	340,909	1,337	254,981	19.8	5.6
Total	$3,050,149	10,442	$292,104	104.4	8.3

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the year ended December 31, 2022 and (ii) the Company’s owned or controlled lots by reportable segment as of December 31, 2022.

	Year Ended December 31, 2022	As of December 31, 2022
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	3,094	21,786	4,788	26,574
Southeast	1,404	15,160	2,389	17,549
Northwest	502	6,741	2,006	8,747
West	751	9,861	1,263	11,124
Florida	870	5,172	2,738	7,910
Total	6,621	58,720	13,184	71,904
(1)Of the 58,720 owned lots as of December 31, 2022, 47,857 were raw/under development lots and 10,863 were finished lots.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate, and ending backlog homes and value were as follows (dollars in thousands, unaudited):

	Year Ended December 31,
	2022 (4)	2021 (5)	2020 (6)
Net orders (1)	5,268	9,533	11,070
Cancellation rate (2)	24.4%	19.3%	21.6%
Ending backlog - homes (3)	702	2,055	2,964
Ending backlog - value (3)	$252,002	$659,234	$775,468
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.
(4)As of December 31, 2022, the Company had 157 units related to bulk sales agreements associated with its wholesale business.
(5)As of December 31, 2021, the Company had 481 units related to bulk sales agreements associated with its wholesale business.
(6)As of December 31, 2020, the Company had 1,139 units related to bulk sales agreements associated with its wholesale business.

CONTACT:
Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2586
investorrelations@lgihomes.com